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                                                                      EXHIBIT 99


                     [PENTASTAR COMMUNICATIONS, INC. LOGO]


                     PENTASTAR COMMUNICATIONS, INC. ACQUIRES
                          RESOURCE COMMUNICATIONS, INC.
                                      * * *
           NORTHERN CALIFORNIA ACQUISITION FURTHERS PENTASTAR'S GROWTH

Denver, Colorado (March 31, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), one of the largest communications services agents in the country, announced today that it has completed the acquisition of Resource
Communications, Inc. ("Resource").

Resource is one of the largest Cable & Wireless plc long distance master agents and a significant Pacific Bell authorized sales representative with annualized run rate revenue in excess of $2 million. The acquisition of Resource provides PentaStar with a strong market presence in Northern California and further complements our existing product offerings in the dedicated access and data-oriented long distance market.

Under the terms of the merger agreement, the consideration for this transaction was approximately $2.2 million in cash and PentaStar common stock. In addition, there is a potential earnout payment based upon the earnings before interest, taxes and amortization (EBITA) for the period from January 1, 2000 through June 30, 2001.

Resource, based in Dublin, California, is a full-service communications agent, which has been furnishing communication solutions to customers for over 10 years. Resource focuses on being the single point of contact to businesses for data, voice and Internet solutions.

"Resource provides an entry into two important telecommunications service providers, Cable & Wireless and Pacific Bell. With Cable & Wireless, we have one of best long distance/data providers in the country. This further complements our existing services and provides incremental revenue opportunities with our existing local access customers. Furthermore, we have established a significant market presence in Pacific Bell's high growth California territory, which we can build through other acquisitions and internal growth," said Bob Lazzeri, Chief Executive Officer of PentaStar.

"The acquisition of Resource is our fifth acquisition since our initial public offering in late-October. On a combined basis, PentaStar's annualized revenue run rate is nearly $30 million. We are pleased with our acquisition activity to date and remain focused on our stated business strategy of growing our business through acquisitions," added Lazzeri.

"We are excited about our new partnership with PentaStar. The strategy of Resource has been to provide our customers with a comprehensive communication solution.


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By joining PentaStar, we can provide a national solution for our customers, as well as offer a broader array of communications services," said Liddy Talbot-Goldberg, President and Chief Executive Officer of Resource.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communication solutions for its business customers. PentaStar's common stock is traded on the Nasdaq SmallCap Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1522 Blake Street, Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com

This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include those described in PentaStar's Registration Statement on Form SB-2, its current report on Form 8-K dated December 9, 1999, its Quarterly Report on Form 10-QSB dated December 10, 1999 and its Form 10-KSB dated March 30, 2000 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:

         Nancy Shipp
         PentaStar Communications, Inc.
         E-mail: nshipp@pentastarcom.com
         Phone:  303-825-4400